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                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to all references to our Firm and regarding our estimates of 3TEC Energy Corporation's proved oil and gas reserves as of December 31, 1998 in Registration Statement No. 333-35914, and all amendments thereto, of 3TEC Energy Corporation (formerly Middle Bay Oil Company, Inc.).

                                    LEE KEELING AND ASSOCIATES, INC.


                                    By: /s/ Kenneth Renberg
                                        -------------------
                                    Name:  Kenneth Renberg
                                    Title: Vice-President


Tulsa, Oklahoma
June 1, 2000